Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Regenerex Pharma, Inc. (the ‘Company’) on Form 10-Q for the period ending September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), I, Gregory Pilant, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	Regenerex Pharma, Inc.

Date: November 07, 2022	By:	/s/ Gregory Pilant
Gregory Pilant
Chief Executive Officer (Principal Executive Officer)